Exhibit 10.31

SHARE ISSUANCE AND SETTLEMENT AGREEMENT

THIS SHARE ISSUANCE AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of June 6, 2023, by and between SeaStar Medical Holding Corporation (the “Company”) and Vellar Opportunity Fund SPV LLC - Series 4 (“Vellar”).

WHEREAS, the Company, Vellar and SeaStar Medical, Inc. entered into an OTC Equity Prepaid Forward Transaction, dated October 17, 2022 (the “Confirmation”). Capitalized terms used but not defined in this Agreement have the meanings given them in the Confirmation.

WHEREAS, following the occurrence of a VWAP Trigger Event and written notice of such event from Vellar to Company, the Valuation Date and Maturity Date of the Confirmation occurred on May 10, 2023, which triggered (a) the obligation of Company to provide the Maturity Consideration to Vellar, (b) the obligation (following payment of the Maturity Consideration) of Vellar to transfer to Company the Number of Shares remaining in the Transaction on the Maturity Date, which is equal to 523,400 Shares (the “Maturity Shares”), and (c) the right of Vellar to retain a cash amount equal to the product of the Maturity Shares times the Redemption Price (the “Maturity Cash”).

WHEREAS, in lieu of the provision of the Maturity Consideration to Vellar, the Company and Vellar instead desire that Company issue to Vellar shares of common stock, par value $0.0001, of the Company (the “Shares”) to Vellar and to allow Vellar to retain the Maturity Shares, collectively in full settlement of the obligation of the Company to provide the Maturity Consideration to Vellar.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I.

SETTLEMENT OF OBLIGATIONS

1.1 Issuance of Shares. Subject to the terms and conditions set forth in this Agreement, upon the signing of this Agreement, the Company shall issue and deliver to Vellar 1,000,000 Shares (the “New Shares”) for no additional cash consideration.

1.2 Maturity Consideration. Upon the issuance and delivery of the New Shares the obligation of Company under the Confirmation to provide the Maturity Consideration to Vellar shall be deemed to have been completed in full and shall no longer be an obligation of the Company.

1.3 Maturity Shares and Maturity Cash. Upon the execution of this Agreement: (a) Vellar shall be permitted to retain ownership of the Maturity Shares, free of any encumbrance or further obligation on the part of Vellar, (b) Vellar shall be permitted to retain as Maturity Cash the full Prepayment Amount previously paid by Company to Vellar pursuant to the Confirmation, and (c) Vellar shall have no other obligations to Company under the Confirmation.

1.4 Closing Payments and Delivery of Shares. On or before June 12, 2023 (the “Delivery Deadline”), the Company shall irrevocably instruct Continental Stock Transfer & Trust Company, the Company’s the transfer agent, to issue to Vellar the New Shares in book entry form in the name of Vellar and to provide Vellar with a share detail reflecting the same.

1.5 Penalty Shares. In the event that either (a) the New Shares are not issued and delivered to Vellar by the Delivery Deadline or (b) the Registration Statement is not effective by the Registration Deadline, then the Company shall, within three Business Days thereafter, issue and deliver to Vellar 300,000 Shares (the “Penalty Shares”) in the manner set forth in Section 1.4. For the avoidance of doubt, the Company shall only be required to issue and deliver Penalty Shares to Vellar on the first to occur of the events set forth in the previous sentence and shall in no case be required to issue Penalty Shares on more than one occasion.

ARTICLE II.

SHARE REGISTRATION

2.1 Registration Statement. As soon as practicable after the date of this Agreement, Company shall file (at Company’s sole cost and expense) with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement registering the resale by Vellar of the New Shares and any Penalty Shares (the “Registration Statement”), and have the Registration Statement declared effective by the Commission as soon as practicable thereafter, but no later than 105 calendar days following the issuance and delivery of the New Shares (the “Registration Deadline”). No later than two Local Business Days after notification by the Commission that the Registration Statement has been declared effective, the Company shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended containing a “plan of distribution” reasonably agreeable to Vellar. Company shall not identify Vellar as a statutory underwriter in the Registration Statement unless requested by the Commission. If the Commission requests for Vellar to be identified as a statutory underwriter, Company will afford Vellar the ability to conduct standard due diligence of the Company, including review of documents, meetings with management and the delivery of a customary comfort letter from the Company’s auditors.

2.2 Continued Effectiveness. The Company will use its reasonable best efforts to keep the Registration Statement continuously effective, except for customary blackout periods (up to twice per year and for a total of up to 20 calendar days, and not more than 12 calendar days in an occurrence) if and when the Company is in possession of material non-public information the disclosure of which, in the good faith judgment of the Company’s board of directors, would be prejudicial (and the Company agrees to promptly notify Vellar of any such blackout determination), until all such shares have been sold or may be transferred without any restrictions, including the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Company covenants and agrees to make all necessary filings, amendments, supplements and submissions in furtherance of the foregoing.

2.3 Vellar Information. Vellar will promptly deliver customary representations and other documentation reasonably acceptable to the Company, its counsel and/or its transfer agent in connection with the Registration Statement, including those related to selling shareholders, and to respond to comments from the Commission.

2.4 Reporting Obligations. As long as Vellar owns any New Shares or Penalty Shares, Company will file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by it after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. Company further covenants that it shall take such further action as Vellar may reasonably request, all to the extent required from time to time to enable Vellar to sell such Shares without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF VELLAR

Vellar hereby represents and warrants to, and agrees with, the Company, as of the date hereof, as follows.

3.1 Capacity; Authority; Validity. Vellar has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by Vellar hereunder; this Agreement and the consummation by Vellar of the transactions contemplated hereby has been duly and validly authorized by all necessary action of Vellar; this Agreement has been duly executed and delivered by Vellar; assuming the due execution and delivery of this Agreement by Vellar, this Agreement constitutes the legal, valid and binding obligation of Vellar enforceable against Vellar in accordance with its terms.

3.2 No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by Vellar, nor the consummation of the transactions contemplated hereby by Vellar, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Vellar.

3.3 Effect of Confirmation. Vellar acknowledges that this Agreement is subject to the terms of the Confirmation, including without limitation, the representations, warranties and covenants contained therein.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

The Company hereby represents and warrants to, and agrees with, Vellar, as of the date hereof, as follows.

4.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business.

4.2 Authorization; Due Execution. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder including, without limitation, the issuance of the Shares. The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. This Agreement to which it is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.3 Valid Issuance of Stock. The Shares to be issued hereunder have been duly and validly authorized and when issued will be duly and validly issued, fully paid and non-assessable free and clear of all liens and will be issued in compliance with all applicable federal and state securities laws.

4.4 No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby by the Company (including the issuance of the New Shares and any Penalty Shares and the registration thereof), will (a) violate any judgment, order, writ, decree, law, rule or regulation applicable to the Company, (b) violate, conflict with, or create a default under any agreement to which the Company is a party or (c) violate the certificate of incorporation or by laws of the Company.

ARTICLE V.

MISCELLANEOUS

5.1 Transfer Restrictions. The Company agrees that the Shares are not subject to any contractual or other restrictions on transfer other than those pursuant to the Confirmation or that otherwise may be imposed by the U.S. federal and state securities laws.

5.2 Legends. Any certificates or book entry notations evidencing the Shares shall bear a restrictive legend in the following form, until such time as they are not required under Section 5.3.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED

(I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

5.3 Removal of Legends. The Company shall remove, or instruct its transfer agent to remove, any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Vellar if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Vellar shall have timely provided customary representations and other documentation reasonably acceptable to the Company, its counsel and/or its transfer agent in connection therewith. The Company shall remove restrictive legends within three Local Business Days after the fulfillment of any of the conditions set forth in the previous sentence. Any fees (with respect to the transfer agent, Company’s counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

5.4 Assignment. This Agreement shall not be assigned by Vellar or the Company; provided that Vellar may assign this Agreement to any entity that controls, is controlled by or is under common control with Vellar.

5.5 Release.

(a) The Company hereby fully waives, releases and discharges Vellar and its directors, officers, employees, advisors and controlling persons from any manner of suits, actions, or causes of action, including any claim for attorneys’ fees or costs, arising from or relating to the Confirmation and the Transaction existing on the date of this Agreement, whether currently known or unknown.

(b) Following, and conditional upon, the issuance and delivery of the New Shares by the Delivery Deadline, Vellar hereby fully waives, releases and discharges Company and its directors, officers, employees, advisors and controlling persons from any manner of suits, actions, or causes of action, including any claim for attorneys’ fees or costs, arising from or relating to the Confirmation and the Transaction existing on the date of this Agreement, whether currently known or unknown, except that such release shall not apply to the Company’s obligations in Section 1.5 of this Agreement.

5.6 Amendment. This Agreement may not be amended without the written consent of the Company and Vellar.

5.7 Entire Agreement. This Agreement, together with the Confirmation, constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby, except where this Agreement specifically modifies the terms of the Confirmation, this Agreement shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, Vellar and The Company have caused this Agreement to be duly executed as of the date first above written.

VELLAR OPPORTUNITY FUND SPV LLC – SERIES 4

By:	/s/ Solomon Cohen
Name:	Solomon Cohen
Title:	Authorized Representative

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer